AGREEMENT AND PLAN OF REORGANIZATION


     AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") dated April 24, 1998 among WINSTAR COMMUNICATIONS, INC., a Delaware corporation ("WinStar"), WINSTAR LHC1 LLC, a New York limited liability company of which WinStar is the sole member ("WinLLC1"), WINSTAR LHC2 LLC, a New York limited liability company of which WinStar is the sole member ("WinLLC2" and, together with WinLLC1, the "LLCs"), LANDOVER HOLDINGS CORPORATION, a Delaware corporation ("LHC"), and LAURENCE S. ZIMMERMAN, residing at 210 El Vedado Road, Palm Beach, Florida 33480 ("Zimmerman" and, together with LHC, the "LHC Parties").

     WHEREAS, Zimmerman is the owner of all of the outstanding shares of capital stock of LHC;
and

     WHEREAS, LHC is principally engaged in the business of investing in stocks and other securities and managing its investments and has been so principally engaged since its organization in 1993 (the "Historic Business"); and

     WHEREAS, the LHC Parties wish to continue to invest in broad-band wireless telephone assets through WinStar; and

     WHEREAS, the LHC Parties, WinStar and the LLCs wish for LHC to transfer substantially all of its assets to the LLCs solely in exchange for shares of voting common stock of WinStar in a transaction intended to qualify as a "reorganization" within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended ("IRC"), it being contemplated by the parties that LHC will thereafter, as an integral part of the transaction, distribute such shares of WinStar common stock to Zimmerman in complete liquidation of LHC and dissolve; and

     WHEREAS, WinStar has formed the LLCs to acquire substantially all of the assets of LHC on the terms and conditions set forth herein for valid business purposes;

         IT IS AGREED:





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     1. Transfer of Assets; Consideration.

     (a) Subject to the terms and conditions of this Agreement, LHC shall transfer, assign and convey to the LLCs, as directed by WinStar, and the LLCs shall acquire from LHC, on the Closing Date (as hereinafter defined), the following assets of LHC:

     (i) 2,758,864 shares of the common stock, par value $.001 per share, of Advanced Radio Telecom Corp. ("ARTT"), a Delaware corporation (the "Shares"), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement dated June 20, 1997 between ARTT and Continental Stock Transfer & Trust Company (the "ARTT Rights Plan"), which shall be transferred, conveyed and assigned to WinLLC1; and

     (ii) subject to the provisions of Section 5(l), the other assets listed on Schedule A annexed hereto (the "Other Assets" and, collectively with the Shares, the "Historic Business Assets" of LHC), as the same exist on the Closing Date, which shall be transferred, conveyed and assigned to WinLLC2.

     (b) The consideration payable to LHC for the Historic Business Assets shall be 1,273,029 shares of the voting common stock, par value $.01 per share, of WinStar (the "WinStar Shares"), plus the "Adjustment Shares" (as defined in
Section 1(c)), if any, which may be issued pursuant to Section 1(c). The WinStar Shares and the Adjustment Shares shall be issued by WinStar to LHC.

     (c) If, within eighteen months after the Closing Date, WinStar, directly or indirectly, (i) acquires at least 80% of the outstanding shares of common stock of ARTT, or (ii) acquires all or substantially all of the assets of ARTT or enters into a merger or other business combination with ARTT the consequence of which is that WinStar, directly or indirectly, becomes the sole owner of all or substantially all of the assets of ARTT ( any event under clauses (i) and (ii) being an "ARTT Business Combination") for an "average price per share" paid for shares of common stock of ARTT greater than $20.00 per share (the "Benchmark Price"), then WinStar shall issue to LHC (or to Zimmerman, as distributee of LHC in liquidation) that number of shares of common stock of WinStar ("Adjustment Shares") equal to the difference between such "average price per share" and the Benchmark Price multiplied by 2,758,864 and divided by the "Adjustment Price"





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(as  hereinafter  defined),  rounded to the nearest  whole share.  Such issuance shall be made on the date (the "Adjustment Closing Date") which is the fifth business day after the date on which WinStar consummates the ARTT Business Combination. As used herein, "Adjustment Price" shall mean the average of the last sale prices of the common stock of WinStar reported on the Nasdaq National Market ("NNM") for the five consecutive trading days ending on the date on which WinStar consummates the ARTT Business Combination. For purposes of this Section 1(c), in determining the "average price per share" of any shares of common stock of ARTT for which payment is made with shares of common stock of WinStar, such common stock of WinStar shall be valued at the average of the last sale prices of WinStar common stock reported on the NNM for the five consecutive trading days ending on the date of such purchase by WinStar. In the event of an ARTT Business Combination pursuant to the preceding clause (ii), the "average price per share" shall be the value of the aggregate consideration paid by WinStar to ARTT or its stockholders in such ARTT Business Combination divided by the number of outstanding shares of common stock of ARTT, with any portion of such consideration which is paid for with shares of common stock of WinStar being valued at the average of the last sale prices of WinStar common stock reported on the NNM for the five consecutive trading days ending on the date of the
consummation  of  such  ARTT  Business  Combination.   If  any  portion  of  the
consideration paid by WinStar to ARTT or its stockholders is paid other than in cash or with shares of common stock of WinStar, for purposes hereof such consideration shall be valued at its fair market value. Notwithstanding the foregoing or anything else in this Agreement, WinStar shall have no obligation to acquire any ARTT securities and has made no representation that it has any present or future intent to acquire any ARTT securities other than the Shares and the Additional ARTT Shares (as hereinafter defined).

     (d) The LLCs shall acquire solely the Historic Business Assets and shall assume solely the following liabilities and obligations of the LHC Parties: (i) the obligations of LHC pursuant to the agreement with JPW Consulting, Inc. described in Schedule A (the "JPW Agreement"), (ii) margin debt in certain of the accounts listed in Schedule A as specified therein, not to exceed $1,000,000 in the aggregate on the Closing Date, and (iii) solely at WinLLC1's election pursuant to Section 5(o), the obligations of LHC pursuant to the Second Restated and Amended Registration Rights Agreement dated July 3, 1996, among ARTT, Advanced Radio Technologies Corporation ("ARTC"), the stockholders and warrantholders of ARTT and the stockholders and warrantholders of ARTC (the "Registration Rights Agreement") (collectively, the "Assumed Liabilities"). All of the Assumed Liabilities shall be assumed only by WinLLC2 other than the

Registration  Rights Agreement,  which shall, at WinLLC1's  election pursuant to
Section 5(o), be assumed by WinLLC1 .

     (e) All share and share-related amounts and figures described hereunder shall be appropriately adjusted from time to time to account for and give effect to any reclassifications, stock splits, stock dividends, share combinations and similar changes affecting the common stock of WinStar as a whole or the common stock of ARTT as a whole and all holders thereof.

     2. Closing.

     (a) Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held at 10:00 a.m., New York City time, at a mutually agreeable location in New York City, on a date ("Closing Date") as soon as practicable following the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the satisfaction or waiver of the other conditions to Closing set forth in Section 6 hereof.

     (b) At the Closing, LHC shall deliver to (i) WinLLC1, certificates representing the Shares, duly executed in form for transfer by the record holders thereof or with duly executed stock powers therefor, not bearing restrictive legends of any nature other than legends referring to restrictions imposed by Federal and state securities laws and free and clear of any liens, claims, charges, restrictions, security interests or other encumbrances of any kind, including, without limitation, encumbrances created by option, voting rights, buy-sell, stockholder or other agreements of any kind whatsoever affecting the Shares (collectively, "Encumbrances") other than Encumbrances resulting from the actions or omissions of WinStar or the LLCs ("WinStar Encumbrances") and those imposed by Federal and state securities laws and, if assigned to and assumed by WinLLC1, the Registration Rights Agreement (as hereafter defined), (ii) WinLLC2, bills of sale, assignments and other appropriate transfer documents in form reasonably satisfactory to WinLLC2 sufficient to convey to WinLLC2 good and marketable title to the Other Assets, free and clear of all Encumbrances other than WinStar Encumbrances and margin debt as specified in Schedule A, not to exceed $1,000,000 in the aggregate on the Closing Date, and (iii) the LLCs and WinStar, the certificates and other documents required to be delivered by the LHC Parties pursuant hereto.

     (c) At the Closing, WinStar and the LLCs (collectively, the "WinStar Parties") shall deliver to LHC (i) a certificate for 1,134,029 of the WinStar Shares, (ii) an assumption agreement or other appropriate assumption documents with respect to the Assumed Liabilities, in form reasonably satisfactory to LHC, executed by WinLLC2, and (iii) the certificates and other documents required to be delivered by the WinStar Parties pursuant hereto and shall deliver to the escrow agent referred to in the Escrow Agreement (as hereinafter defined) a certificate for the balance of the WinStar Shares. The certificates for the WinStar Shares and any Adjustment Shares issued hereunder shall bear the legends (the "Legends") set forth in Schedule B annexed hereto.

     3. Representations and Warranties of the LHC Parties. The LHC Parties, jointly and severally, represent and warrant to the WinStar Parties as follows and acknowledge that the WinStar Parties are relying upon such representations and warranties:

     (a) LHC (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power to own, lease and operate its properties and to carry on its business as now being conducted and (iii) has all necessary power and authority to enter into this Agreement and to perform its obligations as contemplated hereby. All action necessary to be taken by LHC to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered and to be delivered by LHC in connection herewith has been duly and validly taken. This Agreement constitutes the valid and binding obligation of each of the LHC Parties, enforceable in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law and except that enforceability of any indemnification provision may be limited under Federal and state securities laws.

     (b) The execution, delivery and performance of this Agreement by the LHC Parties do not and will not (i) violate or result in any default under any provision of the Certificate of Incorporation or By-Laws of LHC, (ii) violate or result in any default under or give rise to any right of termination, revocation or modification of any indenture, license or other agreement to which any LHC Party is a party or to which the Shares or Other Assets are subject or (iii) violate or result in any default under any law, regulation, order, writ, judgment or decree applicable to such LHC Party or the Shares or the Other Assets or by which the ability of the LHC Parties to consummate the transactions to be consummated by them hereunder would be adversely affected as a consequence of such violation or default.

     (c) (i) Subject to the Registration Rights Agreement, the Voting Trust Agreement dated November 5, 1996 among LHC, Kimberly Zimmerman and Zachary Tyler Zimmerman Trust and Vernon L. Fotheringham, Andrew I. Fillat and Mark C. Demetree, Trustees (the "Voting Trust Agreement"), the Cooperation Agreement dated November 5, 1996 by and between LHC, Zimmerman and ARTT (the "Cooperation Agreement"), the instruction letters and customer agreements listed on Schedule C (collectively with the Registration Rights Agreement, the Voting Trust Agreement and the Cooperation Agreement, the "Operative Agreements"), LHC has the sole, entire and unfettered right to transfer the Shares to WinLLC1, free and clear of any Encumbrance whatsoever and subject to no restrictions with respect to the transferability thereof. Upon acquisition of the Shares by WinLLC1, WinLLC1 will be able to vote, transfer and otherwise dispose of the Shares without restriction under the Operative Agreements, except subject to the Registration Rights Agreement, if assumed by WinLLC1.

     (ii) The LHC Parties are the sole "beneficial owners" (as defined in Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) of the Shares, free and clear of all Encumbrances except as set forth in Schedule C annexed hereto, all of which Encumbrances shall terminate and be null, void and of no effect on and after the Closing other than those imposed by the Registration Rights Agreement (if assigned to and assumed by WinLLC1) and Federal and state securities laws. No person or entity has any option or other right to purchase the Shares or otherwise obtain any interest in the Shares from any of the LHC Parties. The sale and transfer of the Shares to WinLLC1 pursuant to this Agreement will not give any person or entity a legal right or cause of action against the Shares or any of the WinStar Parties except as may result from a breach by a WinStar Party of an obligation to which it is subject. Upon consummation of the transactions contemplated hereby, WinLLC1 will hold the Shares free and clear of any Encumbrance, including any rights of any other person or entity whatsoever, other than WinStar Encumbrances, those imposed by Federal and state securities laws and, if assigned to and assumed by WinLLC1, the Registration Rights Agreement.

     (iii)The Shares are validly issued, fully paid and non-assessable and were issued in compliance with all Federal and state securities laws.

     (iv) The Shares constitute the only shares of capital stock of ARTT of which LHC or Zimmerman or any of their respective Affiliates (as defined in the ARTT Rights Plan) is the Beneficial Owner (as defined in the ARTT Rights Plan) other than an aggregate of 74,728 shares of common stock of ARTT (the "Excluded Shares"). For purposes of Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "1933 Act"), none of the Shares was acquired by LHC later than October 28, 1996, and none of the LHC Parties is an "affiliate" (as defined in Rule 144) of ARTT or has been such an "affiliate" for at least three months prior to the date hereof.

     (d) LHC is not in violation of any term of its Certificate of Incorporation or By-Laws or any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation or writ or decree of any court, governmental agency or instrumentality to which it is subject, a violation of which would have a material adverse effect on its ability to perform its obligations under this Agreement.

     (e) The execution and delivery of this Agreement by the LHC Parties do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the LHC Parties will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party other than (i) notice required to be given to the Trustees pursuant to the Voting Trust Agreement,
(ii) notice to ARTT pursuant to the Registration Rights Agreement and, if the Registration Rights Agreement is assigned to and assumed by WinLLC1, a counterpart of such agreement signed by WinLLC1 required to be given to ARTT pursuant to such agreement, and (iii) notice to and actions by brokerage firms to transfer the Historic Business Assets and effectuate the assumption of the Assumed Liabilities.

     (f) None of the LHC Parties knows of any facts or circumstances which could reasonably be expected to have a material adverse effect upon the business, condition (financial or otherwise) or prospects of ARTT which have not been publicly disclosed. Zimmerman is not in possession of any "confidential information" which would subject him to the Insider Trading Policy and Procedure of ARTT adopted on May 31, 1996 and prohibit the transfer of the Shares to the LLCs by virtue of such policy.

     (g) No representation or warranty by the LHC Parties contained in this Agreement or other instrument furnished or to be furnished to the WinStar Parties pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     (h) Except as otherwise set forth in this Agreement, the WinStar Shares and Adjustment Shares will be acquired for LHC's account and not with a view towards distribution thereof. The LHC Parties understand that they must bear the economic risk of an investment in the WinStar Shares and the Adjustment Shares, which cannot be sold by a LHC Party unless they are registered under the 1933 Act or an exemption therefrom is available. Each of the LHC Parties is an "Accredited Investor" as defined in Regulation D promulgated under the 1933 Act. The LHC Parties have had both the opportunity to ask questions and receive answers from the officers and directors of the WinStar Parties and all persons acting on their behalf concerning the business and operations of the WinStar Parties and to obtain any additional information, to the extent the WinStar
Parties possess or may possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of such information. The LHC Parties acknowledge receiving from WinStar and reviewing Star's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 ("10-K"), Star's Proxy Statement for its Annual Meeting of Stockholders held on June 26, 1997 ("Proxy Statement"), Star's Current Reports on Form 8-K filed with the Securities and Exchange Commission ("Commission") since January 1, 1998, which are listed on Schedule D annexed hereto (the "8-Ks" and, together with the l0-K and the Proxy Statement, the "WinStar SEC Filings") and Star's Confidential Offering Circulars dated March 13, 1998 and March 17, 1998.

     (i) No LHC Party is a member of a "group" (within the meaning of Rule 13d-5 under the Exchange Act) with respect to the securities of ARTT with any other person or entity other than as set forth in a statement on Schedule 13-G dated May 22, 1997 filed by LHC and certain other persons.

     (j) LHC is the owner of, and has good and marketable title to, all of the Other Assets, free and clear of all Encumbrances except as set forth in Schedule A annexed hereto, all of which Encumbrances, other than liens to secure the payment of not more than $1,000,000 of margin debt, shall terminate and be null, void and of no effect on and after the Closing.

     (k) None of the WinStar Parties is an "LHC Affiliate" (as defined in the Voting Trust Agreement) or is "affiliated" (as defined in Section 2(b) of the Voting Trust Agreement) with an LHC Affiliate.

     (l) The LHC Parties have delivered to the WinStar Parties true and complete copies of each of the Operative Agreements and the JPW Agreement, which are the only agreements relating to the Historic Business Assets or the ownership thereof.

     (m) The representations and warranties of the LHC Parties set forth in this Agreement shall survive until one year from the Closing Date except that the representations and warranties set forth in Sections 3(c) and 3(j) shall survive without limitation as to time.

     4.  Representations  and  Warranties  of the WinStar  Parties.  The WinStar
Parties jointly and severally represent and warrant as follows to the LHC Parties and acknowledge that the LHC Parties are relying upon such representations and warranties:

          (a) (i) WinStar (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) has all the requisite power to own, lease and operate its properties and to carry on its business as now being conducted and (C) has all necessary power and authority to enter into this Agreement and to perform its obligations as contemplated hereby.

          (ii) Each of the LLCs (A) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York, (B) has all the requisite power to own, lease and operate its properties and to carry on its business as now being conducted, (C) has all necessary power and authority to enter into this Agreement and to perform its obligations as contemplated hereby and (D) shall be treated for Federal tax purposes as a "disregarded entity" within the meaning of Treasury Regulation ss.301.7701-3(b)(1)(i) as in effect on the date hereof.

          (iii)All action necessary to be taken by the WinStar Parties to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered and to be delivered by the WinStar Parties in connection herewith has been duly and validly taken. This Agreement constitutes the valid and binding obligation of each of the WinStar Parties, enforceable in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law, and except that enforceability of any indemnification provision may be limited under Federal and state securities laws.

     (b) The execution, delivery and performance of this Agreement by the WinStar Parties do not and will not (i) violate or result in any default under any provision of their respective Articles of Organization, Operating Agreements, Certificates of Incorporation or By-Laws, (ii) violate or result in any default under or give rise to any right of termination, revocation or modification of any indenture, license or other agreement to which any of the WinStar Parties is a party or (iii) violate or result in any default under any law, regulation, order, writ, judgment or decree applicable to any of the WinStar Parties or by which the ability of any of the WinStar Parties to consummate the transactions to be consummated by them hereunder would be adversely affected as a consequence of such violation or default.

     (c) The execution and delivery of this Agreement by the WinStar Parties do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the WinStar Parties will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party other than the filing of a pre-merger notification ("Notification") pursuant to the HSR Act.

     (d) None of the WinStar Parties is in violation of any term of its respective Articles of Organization, Operating Agreement, Certificate of Incorporation or By-Laws or the provisions of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation or writ or decree of any court, governmental agency or instrumentality to which it is subject, a violation of which would have a material adverse effect on its ability to perform its obligations under this Agreement.

     (e) The Shares will be acquired by WinLLC1 for its own account and not with a view towards distribution thereof.

     (f) The WinStar Shares and the Adjustment Shares are duly authorized and, upon issuance to LHC in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and, based solely upon the representations and warranties of the LHC Parties contained herein, issued in compliance with all Federal and state securities laws and free and clear of all Encumbrances other than those imposed as set forth in the Legends.

     (g) Each of the WinStar SEC Filings, including the financial statements contained therein, as of their filing dates, complied in all material respects with the requirements of the rules and regulations promulgated by the Commission with respect thereto and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the date of filing of the most recently filed of the WinStar SEC Filings, there has been no material adverse change in the business or financial condition of WinStar which has not been publicly disclosed.

     (h) (i) None of the WinStar Parties has any plan or intention to reacquire, directly or indirectly, any WinStar Shares or Adjustment Shares.

     (ii) None of the WinStar Parties has any plan or intention to sell or otherwise dispose of any significant portion of the Historic Business Assets except for dispositions made in the ordinary course of business or transfers described in IRC ss.368(a)(2)(C).

     (iii)Following the consummation of the transactions contemplated by this Agreement, the WinStar Parties plan and intend to use a significant portion of the Historic Business Assets in a business.

     (iv) None of the WinStar Parties is an investment company as defined in IRC ss.368(a)(2)(F)(iii) and (iv).

     (v) None of the WinStar Parties owns, nor have they owned in the five years preceding the date of this Agreement, directly or indirectly, any capital stock of LHC.

     (vi) WinStar has no plan or intention to sell or otherwise dispose of its membership interest in either of the LLCs (or any portions thereof).

     (i) None of the WinStar Parties is an "LHC Affiliate" (as defined in the Voting Trust Agreement) or is "affiliated" (as defined in Section 2(b) of the Voting Trust Agreement) with an LHC Affiliate.

     (j) The representations and warranties of the WinStar Parties set forth in this Agreement shall survive until one year from the Closing Date except that the representations and warran ties set forth in Sections 4(f) and 4(h) shall survive without limitation as to time.

     5. Additional Agreements.

     (a) As soon as practicable after execution of this Agreement, WinStar shall file a Notification with the Federal Trade Commission ("FTC") and the U.S. Department of Justice ("DOJ") pursuant to and as required by the HSR Act and shall notify ARTT of such filing. WinStar shall use its reasonable best efforts to have the waiting period under the HSR Act terminated as early as practicable. Promptly upon receipt by any LHC Party or WinStar of any correspondence from the FTC or DOJ in connection therewith, such recipient shall give copies thereof to the other party.

     (b) From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with the provisions hereof, no LHC Party shall sell, assign, or otherwise dispose of or place or allow to be placed any Encumbrance upon any of the Shares or, except as provided in Section 5(l), the Other Assets or any interest therein, except to the LLCs pursuant to this Agreement.

     (c) The LHC Parties shall pay all documentary transfer, sales and other taxes arising out of the sale and transfer of the Shares and the Other Assets to the LLCs.

     (d) From the date hereof through the Closing Date or the earlier termination of this Agreement, the LHC Parties, on the one hand, and the WinStar Parties, on the other hand (each a "Representing Party"), shall give the other prompt written notice of any event or development that occurs that (i) had it existed or been known on the date hereof would have been required to be disclosed by the Representing Party under this Agreement, (ii) would cause any of the representations and warranties of the Representing Party contained herein to be inaccurate, incomplete or otherwise misleading in any material respect,
(iii) would cause the Representing Party to conclude that any of the conditions to Closing set forth in Section 6 hereof cannot be satisfied, or (iv) is of a nature that would or could reasonably be considered to adversely affect the ability of the Representing Party to consummate the transactions contemplated by this Agreement.

     (e) Each party will use all reasonable efforts to obtain all authorizations, consents, orders and approvals of all Federal, state and other regulatory bodies and officials that may be or become necessary for the performance of its obligations pursuant to this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals, including expiration or early termination of the waiting period under the HSR Act.

     (f) Subject to the terms and conditions of this Agreement, each party shall cooperate with the other and shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby, including the execution and delivery of any additional instruments necessary to consummate the transactions contemplated hereby. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof. Each of the parties shall use its best efforts to cause the conditions to Closing specified in Section 6 which are within its control to be fulfilled.

     (g) Within 60 days after the Closing Date, WinStar will file a registration statement to register all of the WinStar Shares under the 1933 Act to enable LHC and Zimmerman, as distributee of LHC in liquidation, to make a public sale of the WinStar Shares (including without limitation those WinStar Shares deposited in escrow pursuant to the Escrow Agreement). If Adjustment Shares are issued, within 60 days after the date of such issuance, WinStar shall use its best efforts to file a registration statement to register all of the Adjustment Shares under the 1933 Act to enable LHC and Zimmerman, as distributee of LHC in liquidation, to make a public sale of the Adjustment Shares. WinStar will use its reasonable best efforts to cause such registration statement(s) to become effective as promptly as reasonably practicable after filing and to remain effective until such time as the WinStar Shares and the Adjustment Shares, as the case may be, may be sold publicly without registration under the 1933 Act. It shall be a condition to any such registration that the LHC Parties provide to WinStar all information and documents with respect to their ownership of the WinStar Shares and Adjustment Shares, compliance with law, manner of proposed disposition and such other matters as WinStar shall reasonably request for disclosure in the registration statement. WinStar and the LHC Parties shall indemnify one another in the manner and to the extent that is customary in connection with such registrations. WinStar shall pay all expenses attendant to the preparation and filing of such registration statement other than the fees and expenses of counsel and accountants of the LHC Parties and brokerage discounts and commissions.

     (h) From the date hereof until two years from either the Closing Date or earlier termination of this Agreement pursuant to the provisions of Section 7 hereof, except pursuant to this Agreement, no LHC Party or any of their respective Affiliates (other than the Trustees under the Voting Trust Agreement acting in capacities other than as such Trustees) or any group (within the meanings of Rule 13d-5 under the Exchange Act and the Voting Trust Agreement) of which any LHC Party is or becomes a member will, directly or indirectly, either alone or in concert with others in any manner acquire, agree to acquire or make any proposal to acquire, for its own account, by purchase or otherwise, any voting securities, options, warrants or securities convertible into or exercisable or exchangeable for voting securities of ARTT.

     (i) From the date hereof until two years from either the Closing Date or the earlier termination of this Agreement pursuant to the provisions of Section 7 hereof, no LHC Party shall, in any manner, directly or indirectly, individually or in concert with others, (i) make or in any way participate in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Commission promulgated under the Exchange Act) or seek to advise or influence any person or entity with respect to the voting of any voting securities of WinStar, (ii) otherwise seek representation on the Board of

Directors ("Board") or to control or influence the management, Board or policies of WinStar, (iii) disclose to any third party any intention, plan or arrangement inconsistent with the foregoing or (iv) advise, assist or encourage any other person in connection with the foregoing.

     (j) Each party shall be solely responsible for the payment of the fees of all brokers, finders, investment bankers and similar parties engaged by it in connection with the transactions contemplated by this Agreement.

     (k) Promptly after the Closing, LHC will dissolve and liquidate and, subject to the provisions of the Escrow Agreement, distribute the WinStar Shares and any Adjustment Shares that may be issued after the Closing Date to Zimmerman as its sole stockholder.

     (l) During the period from the date hereof to the Closing Date, LHC may continue to invest in and trade securities through the accounts (the
"Transferred Accounts") listed in paragraph I.B on Schedule A annexed hereto, subject to the following conditions that must be satisfied on the Closing Date:

     (i) The securities held in the Transferred Accounts must (A) have a readily ascertainable market value, (B) be issued by companies with a market capitalization of at least $3 billion, (C) be traded on the New York Stock Exchange or the American Stock Exchange or listed for quotation on the NNM and (D) be eligible as collateral for margin loans within the policies of the brokerage firms in which the Transferred Accounts are established. No more than 20% of the value of the securities in the Transferred Accounts on the Closing Date shall be in the securities of any single issuer. No securities in the
          Transferred Accounts on the Closing Date shall be securities of issuers engaged principally in telecommunications businesses (including the manufacture or distribution of equipment used for telecommunications services).

     (ii) The aggregate market value of the securities in the Transferred Accounts, measured as of the close of business on the business day prior to the Closing Date and based on the last sale price or closing price, as applicable, net of the aggregate margin debt secured by the securities in the Transferred Accounts, shall be not less than $1,000,000 and such aggregate margin debt shall be not greater than $1,000,000.

     (iii)No securities of WinStar or any derivative securities based on WinStar securities may be held in a Transferred Account on the Closing Date.

     (m) WinStar shall report the acquisition of the Historic Business and the Historic Business Assets on its Federal corporation income tax return as a reorganization under IRC ss.368(a)(1)(C) and, if a similar report of the LHC Parties is timely furnished to WinStar, in a manner consistent therewith, in accordance with Treasury Regulation ss.l.368-3(a) as in effect on the date hereof and shall provide Zimmerman, within thirty (30) days of the filing of WinStar's Federal corporation income tax return on which such information is disclosed to the Internal Revenue Service, a copy of the statement attached to such return.

     (n) WinLLC2 shall take no action which would impair the existence of the Transferred Accounts. For purposes hereof, any action not taken by or at the direction of a WinStar Party shall not be deemed taken by a WinStar Party.

     (o) At WinLLC1's election, given to LHC at least two business days prior to the Closing Date, LHC shall assign its rights and obligations under the Registration Rights Agreement to WinLLC1 and WinLLC1, pursuant to Section 15 of the Registration Rights Agreement, shall exercise a counterpart to the Registration Rights Agreement agreeing to be treated thereunder in the same manner as LHC.

     (p) Concurrently with the execution of this Agreement, counsel to LHC shall deliver to ARTT an opinion of counsel, addressed to ARTT, stating that in the opinion of such counsel the transfer of the Shares pursuant to this Agreement does not involve a transaction requiring registration or qualification of the Shares under the 1933 Act. LHC hereby represents that the requirement set forth in the first two sentences of Section 12(c) of the Registration Rights Agreement that ARTT be given prior written notice of a holder's intention to make a "Transfer" of "Restricted Shares" (as those terms are defined in the Registration Rights Agreement) shall be satisfied by the delivery of an opinion of counsel concurrently with the Transfer.

     (q) During the period between the date of this Agreement and the Closing Date, neither WinStar nor any of its Affiliates (as defined in the ARTT Rights

Plan) shall acquire or agree to acquire securities of ARTT in an amount such that any such acquisition would constitute a "Common Stock Event" under the ARTT Rights Plan. For purposes of this covenant, (i) no action contemplated by this Agreement shall be deemed to constitute a "Common Stock Event" and (ii) WinStar and such Affiliates may rely upon the assumptions that, as of the date of this Agreement, there are outstanding not less than 22,877,503 shares of common stock of ARTT, including warrants which, for purposes of the ARTT Rights Plan, are considered to be outstanding shares of common stock of ARTT.

     (r) WinLLC1 will not sell or otherwise transfer or dispose of the Shares except pursuant to an effective registration statement pursuant to the 1933 Act or an exemption from the registration requirements thereof.

     6. Conditions to Closing.

     (a) The respective obligations of the LHC Parties and the WinStar Parties to consummate the transfer and acquisition of the Shares and the Other Assets shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (i) There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States Federal or state court of competent jurisdiction, no rule or regulation shall have been enacted or adopted by any governmental authority or agency, and no action or proceeding shall be pending or threatened by any person or entity other than a party hereto that prohibits consummation of the transfer and acquisition of the Shares and the Other Assets, or any of them, to the LLCs.

     (ii) All governmental approvals required for the consummation of the transfer and acquisition of the Shares and the Other Assets, including but not limited to termination or expiration of the waiting period under the HSR Act, shall have been granted.

     (b) The obligation of the WinStar Parties to consummate the acquisition of the Shares and the Other Assets shall be subject to the satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

     (i) The representations and warranties of the LHC Parties contained in this Agreement shall be true and correct on and as of the Closing Date, with the same force and effect as if made as of the Closing Date.

     (ii) All the covenants contained in this Agreement to be complied with by LHC Parties on or before the Closing Date shall have been complied with.

     (iii)The WinStar Parties shall have received a certificate executed by the President of LHC and Zimmerman to the effect set forth in Sections 6(b)(i) and (ii).

     (iv) The WinStar Parties shall have received the opinion of Hahn & Hessen LLP, counsel to the LHC Parties, substantially in the form annexed hereto as Exhibit I.

     (v) The LHC Parties shall have made the deliveries required by Section 2(b) hereof and shall have executed and delivered to the WinStar Parties an Escrow Agreement substantially in the form of Exhibit II annexed hereto (the "Escrow Agreement").

     (vi) Neither any LHC Party nor ARTT shall have commenced any case, proceeding or other action (A) relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or shall have made a general assignment for the benefit of its creditors, and there shall not have been commenced against any LHC Party or ARTT any case, proceeding or other action of a nature referred to in clause (A) above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action (x) results in the entry of an order for relief or (y) remains undismissed, undischarged or unbonded.

     (vii)The WinStar Parties shall be satisfied, in their sole discretion, that the consummation of the transactions contemplated hereby, together with the acquisition of not more than 555,000 other shares of common stock of ARTT (the "Additional ARTT Shares") will not constitute a "Common Stock Event" pursuant to the Rights Plan of ARTT.

     (viii) The Excluded Shares shall have been sold to a person who is not "affiliated" (as defined in the Voting Trust Agreement) with LHC.

     (c) The obligation of the LHC Parties to consummate the transfer of the Shares and Other Assets shall be subject to the satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

     (i) The representations and warranties of the WinStar Parties contained in this Agreement shall be true and correct on and as of the Closing Date, with the same force and effect as if made as of the Closing Date.

     (ii) All the covenants contained in this Agreement to be complied with by the WinStar Parties on or before the Closing Date shall have been complied with.

     (iii)The LHC Parties shall have received a certificate of the WinStar Parties to the effect set forth in Sections 6(c)(i) and (ii) hereof.

     (iv) The WinStar Parties shall have made the deliveries required by Section 2(c) hereof and shall have executed and delivered the Escrow Agreement to the LHC Parties.

     (v) The LHC Parties shall have received the opinion of Graubard Mollen & Miller, counsel to the WinStar Parties, to the effect set forth in Sections 4(a), (b)(i), (b)(ii) (to the best of their knowledge),
          (b)(iii) (to the best of their knowledge), (c) (to the best of their knowledge with respect to third parties), (d) (to the best of their knowledge except as to Articles of Organization, Operating Agreement, Certificate of Incorporation and By-Laws) and (f).

     (vi) None of the WinStar Parties or any of Star's significant subsidiaries (as determined pursuant to Regulation S-X promulgated under the 1933

          Act) shall have commenced any case, proceeding or other action (A) relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or shall have made a general assignment for the benefit of its creditors, and there shall not have been commenced against any of the WinStar Parties or any of Star's significant subsidiaries any case, proceeding or other action of a nature referred to in clause (A) above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action (x) results in the entry of an order for relief or (y) remains undismissed, undischarged or unbonded.

     7. Termination.

     (a) This Agreement may be terminated at any time prior to the Closing as follows:

     (i)  by mutual written consent of the LHC Parties and the WinStar Parties;

     (ii) by the LHC Parties, (A) if the WinStar Parties shall have failed to perform any of their covenants or agreements contained in this Agreement, which failure, if subject to cure, has not been cured within 10 business days after LHC has given notice to the WinStar Parties of its intention to terminate, (B) if the representations and warranties of the WinStar Parties contained in this Agreement shall not be true and correct in all respects at the time made and at the Closing Date or (C) if the conditions to the obligations of the LHC Parties to consummate the transactions contemplated by this Agreement shall not have occurred by June 30, 1998, except that if by June 30, 1998, all of such conditions have occurred other than approval of such transactions by the FTC and the DOJ, such approval has not been obtained by August 31, 1998.

     (iii)by the WinStar Parties, (A) if the LHC Parties shall have failed to perform any of their covenants in this Agreement, which failure, if subject to cure, has not been cured within 10 business days after the WinStar Parties have given notice to LHC of their intention to terminate, (B) if the representations and warranties of the LHC Parties contained in this Agreement shall not be true and correct in all respects at the time made and on the Closing Date or (C) if the conditions to the obligations of the WinStar Parties to consummate the transactions contemplated by this Agreement shall not have occurred by June 30, 1998, except that if by June 30, 1998, all of such conditions have occurred other than approval of such transactions by the FTC and the DOJ, such approval has not been obtained by August 31, 1998.

     (b) In the event of termination by the LHC Parties or the WinStar Parties, or both, pursuant hereto, written notice thereof shall forthwith be given to the other party and all further obligations of the parties under this Agreement shall terminate, no party shall have any right under this Agreement against any other party except as set forth in this Section 7, and each party shall bear its own costs and expenses. In such event:

     (i) If this Agreement is terminated by the LHC Parties pursuant to Section 7(a)(ii)(A) or (B) or by the WinStar Parties pursuant to Section 7(a)(iii)(A) or (B), the terminating party's right to pursue all legal and equitable remedies for breach of contract or otherwise, including, without limitation, Damages relating thereto, shall survive such termination unimpaired; and

     (ii) Nothing  herein  shall  preclude  any party,  upon a breach  hereof by another party, from pursuing all equitable remedies, including specific performance, it being acknowledged and agreed by the parties that the transactions contemplated hereby are of a special, unique and extraordinary character and that any breach will cause irreparable injury to the non- breaching party for which money damages will not provide a wholly adequate remedy.

     8. Miscellaneous.

     (a) Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of representatives, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     (b) All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or by nationally recognized overnight courier or by telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

     If to the LHC Parties:

                                    Landover Holdings Corporation
                                    156 West 56th Street
                                    New York, New York 10019
                                    Attention:  Laurence S. Zimmerman
                                    Telecopier No.: (212) 582-1022

                                            - and -

                                    Laurence S. Zimmerman
                                    210 El Vedado Road
                                    Palm Beach, Florida 33480
                                    Telecopier No.: (561) 838-8884

     with a copy to:

                                    Hahn & Hessen LLP
                                    350 Fifth Avenue
                                    New York, New York 10118
                                    Attention:  James Kardon, Esq.
                                    Telecopier No.: (212) 594-7167


     If to the WinStar Parties:

                                    230 Park Avenue
                                    Suite 2700
                                    New York, New York  10169
                                    Attention:  Timothy R. Graham, Esq.
                                    Telecopier No.: (212) 922-1637

     with a copy to:

                                    Graubard Mollen & Miller
                                    600 Third Avenue
                                    New York, New York  10016
                                    Attention:  David Alan Miller, Esq.
                                    Telecopier No.: (212) 818-8881


     (c) Neither the LHC Parties nor the WinStar Parties shall make any public announcements in respect of this Agreement or the transactions contemplated herein without the consent of the other, which consent shall not unreasonably withheld or delayed, except that any of the WinStar Parties may make any public announcement they deem necessary to comply with their legal obligations (including disclosure by means of filings with the Commission and other governmental authorities), and will use reasonable efforts to provide a copy of such public announcement to LHC prior to the public dissemination thereof.

     (d) The WinStar Parties may assign its rights and obligations under this Agreement, or any portion thereof, to any wholly-owned direct subsidiary (including a non-corporate subsidiary) of WinStar or any successor to WinStar, provided that such assignee shall assume in writing the rights and obligations so assigned and such assignment shall not relieve the WinStar Parties of their obligations hereunder to the extent not fulfilled by such assignee. The LHC Parties shall not assign any of its rights under this Agreement without the prior written consent of the WinStar Parties.

     (e) This Agreement may not be amended or modified except by an instrument in writing signed by the LHC Parties and the WinStar Parties, which instrument shall thereupon be binding upon all the parties.

     (f) Any party may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

     (g) If any provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by a court or regulatory agency of competent jurisdiction, the other provisions of this Agreement shall not be affected and shall remain in full force and effect and the parties shall negotiate in good faith revisions to this Agreement so as to effect the original intent of the parties pursuant to the provision so affected.

     (h) This Agreement and the Indemnity Agreement among the parties executed concurrently with the execution of this Agreement, together with the Schedules and Exhibits hereto (including the Escrow Agreement), constitute the entire agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof and thereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     (i) This Agreement shall inure to the benefit of and be binding upon the successors, distributees and assigns of the parties.

     (j) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of law. EACH PARTY HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE STATE OF NEW YORK, COUNTY OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY REGISTERED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 8(b). EACH PARTY FURTHER WAIVES ANY OBJECTION TO VENUE IN NEW YORK AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE AND COUNTY ON THE BASIS OF FORUM NON CONVENIENS. EACH PARTY ALSO WAIVES ANY RIGHT TO TRIAL BY JURY.

     (k) This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

     (l) No provision of this Agreement or any other instrument or other document delivered in connection with the transactions contemplated hereby will




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be  interpreted  in favor of, or  against,  any of the  parties by reason of the extent to which such party or its counsel participated in the drafting hereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.







                    THE FOLLOWING PAGE IS THE SIGNATURE PAGE







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                  IN WITNESS WHEREOF,  the parties have caused this Agreement to be executed as of the date first written above.

                                WINSTAR COMMUNICATIONS, INC.


                                        /s/ T. R. Graham
                                 By:_________________________________
                                    Name: T. R. Graham
                                    Title: Executive Vice President



                                WINSTAR LHC1 LLC
                                By:      WINSTAR COMMUNICATIONS, INC., Member


                                        /s/ T. R. Graham
                                 By:_________________________________
                                    Name: T. R. Graham
                                    Title: Executive Vice President


                                 WINSTAR LHC2 LLC
                                 By:      WINSTAR COMMUNICATIONS, INC., Member

                                        /s/ T. R. Graham
                                 By:_________________________________
                                    Name: T. R. Graham
                                    Title: Executive Vice President



                                 LANDOVER HOLDINGS CORPORATION


                                        /s/ Laurence S. Zimmerman
                                 By:_________________________________
                                    Name: Laurence S. Zimmerman
                                    Title: President


                                        /s/ Laurence S. Zimmerman
                                   ___________________________________
                                   LAURENCE S. ZIMMERMAN





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